UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013 (March 18, 2013)

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 Desbrosses Street New York, New York		10013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2013, Intercept Pharmaceuticals, Inc. (“Intercept” or the “Company”) entered into the First Amendment (the “First Amendment”) to the lease for its San Diego office with 4350 La Jolla Village LLC. The First Amendment, among other things, adds approximately 5,100 square feet to the Company’s San Diego office, resulting in the Company leasing an aggregate of approximately 12,700 square feet of space, and extends the term of the existing lease. The lease for the Company’s San Diego office, as amended by the First Amendment, will expire in December 2015. Under the amended lease, Intercept’s future minimum lease payments for 2013, 2014 and 2015 are expected to be approximately $330,000, $411,000 and $467,000, respectively.

The foregoing description of the First Amendment is qualified in its entirety by reference to the copy of the First Amendment attached hereto as Exhibit 10.1, which is incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

Between March 20 and March 22, 2013, Mark Pruzanski, President and Chief Executive Officer, Barbara Duncan, Chief Financial Officer, and David Shapiro, Executive Vice President and Chief Medical Officer, each entered into a pre-arranged stock trading plan designated to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each plan contemplates the sale of a limited number of shares of the Company’s common stock for personal financial management reasons. The initial sales under these plans are not scheduled to occur until after the lock-up agreements with the underwriters for the Company’s initial public offering expire on April 8, 2013.

Dr. Pruzanski’s plan allows for the sale of a maximum of 150,000 shares of common stock that may be received upon the exercise of vested stock options on or prior to October 11, 2013. Ms. Duncan’s plan allows for the sale of a maximum of 110,000 shares of common stock that may be received upon the exercise of vested stock options on or prior to October 6, 2013. Dr. Shapiro’s plan allows for the sale of a maximum of 57,576 shares of common stock that either are associated with restricted stock units or may be received upon the exercise of vested stock options on or prior to March 31, 2014. Sales under the plans may be executed earlier than the scheduled termination dates.

Transactions made under these plans will be publicly disclosed through filings with the U.S. Securities and Exchange Commission under Section 16 of the Exchange Act. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of directors and officers of the Company, nor to report modifications or terminations of the aforementioned plans or the plan of any other individual.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment to the San Diego lease dated as of March 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Date: March 22, 2013	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer